UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 5, 2010

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 5, 2010, Leslie E. Bider resigned from our Board of Directors and its committees. At the time of his resignation, Mr. Bider was a member of the Nominating and Governance Committee and the Audit Committee. Mr. Bider’s decision to resign was due to a desire to devote more time to his other obligations.

(d) Also on May 5, 2010, our Board of Directors, upon recommendation of the Company’s Nominating and Governance Committee, appointed William F. Ballhaus, Jr. as a member of the Board, to hold office until our next annual meeting of shareholders and until his successor is elected and qualified. Mr. Ballhaus was also named to serve on the Audit Committee.

The Company announced the appointment of Mr. Ballhaus to the Board in a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As a non-employee director of the Company, Mr. Ballhaus will be entitled to receipt of the same cash and equity compensation paid by the Company to each of its non-employee directors. In addition, the Company will enter into an indemnification agreement with Mr. Ballhaus in the Company’s standard form for directors and officers.

There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Ballhaus was elected as a director, nor are there any transactions between Mr. Ballhaus and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of OSI Systems, Inc. dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: May 10, 2010

	By:	/S/ VICTOR SZE
Victor Sze
Executive Vice President,
Secretary, and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OSI Systems, Inc. dated May 10, 2010.